UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2024 (August 7, 2024)

Hilton Grand Vacations Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the stockholders agreement, dated as of August 2, 2021, by and among Hilton Grand Vacations Inc. (the “Company”), certain investment funds and vehicles managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries, the “Apollo Investors”), and, for certain limited purposes, Hilton Worldwide Holdings Inc., the Apollo Investors had designated David Sambur and Alex van Hoek (together, the “Apollo Designees”) to serve on the Company’s board of directors (the “Board”). Pursuant to the stockholders agreement, the Apollo Investors also have the right to designate replacements for the Apollo Designees.

Effective as of August 7, 2024, Mr. van Hoek resigned from the Board. At the request of the Apollo Investors, the Board filled the vacancy with Christine Cahill and appointed Ms. Cahill to serve on the Board effective immediately and until the 2025 annual meeting of the Company’s stockholders or until her successor is duly elected and qualified. With her appointment to the Board, Ms. Cahill replaces Mr. van Hoek as an Apollo Designee. In connection with her service as a director, Ms. Cahill will receive non-employee director compensation commensurate with the Apollo Designees, as described in more detail in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 19, 2024.

The Board, together with input from the Nominating and Corporate Governance Committee of the Board, determined that Ms. Cahill is not independent due to her senior leadership position with the Apollo Investors and the fact that the Apollo Investors own a significant number of shares of the Company’s outstanding common stock. Accordingly, Ms. Cahill has not been appointed to any of the Board’s three committees. Other than as noted above, as of the date of her appointment to the Board, Ms. Cahill had no transactions that require disclosure under Item 404(a) of Regulation S-K.

HGV has entered into an indemnification agreement with Ms. Cahill, substantially in the form of the Company’s standard form of indemnification agreement. The agreement requires the Company to indemnify the covered individual to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which has been filed as Exhibit 10.7 to HGV’s Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

	By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: August 8, 2024